UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 11, 2009

Avatech Solutions, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31265	84-1035353
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10715 Red Run Boulevard, Owings Mills, Maryland		21117
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	410-581-8080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors

On February 11, 2009, the Board of Directors of Avatech Solutions, Inc. (the "Company") elected Mr. Aris Melissaratos to serve on the Company’s Board of Directors until the next annual meeting of stockholders and until his successor is duly elected and qualifies. Mr. Melissaratos is an "independent director" as that term is defined by Rule 4200(a)(15) of The Nasdaq Stock Market’s listing standards, and there are no arrangements or understandings between Mr. Melissaratos and any other person pursuant to which he was selected as a director. Mr. Melissaratos will receive the Company’s standard director’s fees paid to non-employee directors and is eligible to participate in the Company’s other director compensation plans. In connection with his election, the Board granted Mr. Melissaratos an option to purchase 18,000 shares of the Company’s common stock at a strike price of $0.55 per share, one-third of which vests immediately and the remainder vests in equal installments on the first and second anniversary of the grant date. A copy of the Company’s press release dated February 17, 2009 announcing the election is furnished herewith as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished with this report:

Exhibit 99.1 Press release dated February 13, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avatech Solutions, Inc.

February 13, 2009	By:	Lawrence Rychlak

Name: Lawrence Rychlak
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated February 17, 2009 (furnished herewith)